AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION

                                      OF

                             HISPANAMERICA CORP.

     The undersigned, for the purpose of organizing a corporation (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware ("General Corporation Law"), does make and file this Certificate of Incorporation and does hereby certify as follows:

     HISPANAMERICA CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     I. That its Certificate of Incorporation, filed with the Secretary of State of Delaware on August 16, 2002, is hereby amended and restated in its entirety to read as follows:

     FIRST:  Name: The name of the corporation is HispanAmerica Corp.

     SECOND: Registered Office: The registered office of the Corporation is to be located at 800 Delaware Avenue, Wilmington, Delaware ,New Castle County, 19801.. The name of its registered agent is Delaware Corporations, LLC., whose address is 800 Delaware Avenue, Wilmington, Delaware 19801.

     THIRD: Purposes: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOURTH: Capitalization: The total number of shares of capital stock the Corporation shall have the authority to issue shall be 100,000,000 shares of Common Stock, par value $.001 per share.

     FOURTH. The total number of shares of stock the Corporation shall have authority to issue is (i)50,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii)50,000,000 shares of Preferred Stock, blank check ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3. Dividends. Dividends shall be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B.  PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article FOURTH and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article FOURTH, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the State Secretary of Delaware or otherwise.

C. PREEMPTIVE RIGHTS. Each shareholder of the Corporation shall, by reason of his holding shares in the Corporation, possess a preemptive and preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, of any class or series of the Corporation, now or hereafter to be authorized, and any notes, debentures, bonds or other securities convertible into or carrying rights to purchase shares of any class or series, now or hereafter to be authorized.

D. CUMULATIVE VOTING. At each election of directors, each shareholder entitled to vote at such election has the right: (a) to vote the number of voting shares owned by him for as many persons as there are directors to be elected (and for whose election such shareholder has a right to vote); or (b) to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees.

     A shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders shall be given notice if any shareholder gives such notice and may thereupon cumulate their votes.

E. RESTRICTIONS ON TRANSFER. The following restrictions are imposed upon the transfer of shares of the capital stock of the Corporation:

     The Corporation shall have the right to purchase, or to direct the transfer of, the shares of its capital stock in the events and subject to the conditions and at a price fixed as provided below. Each holder of shares of such capital stock holds his shares subject to this right and by accepting the same upon original issuance or subsequent transfer thereof, the holder agrees for himself, his legal representatives and assigns as follows:

     In the event of any change in the ownership of any share or shares of such capital stock (made or proposed) or in the right to vote thereon (whether by the holder's act or by death, legal disability, operation of law, legal processes, order of court, or otherwise, except by ordinary proxies or powers of attorney), the Corporation has the right to purchase all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the Corporation, or to follow each such method in part, at a price per share equal to the fair value thereof at the close of business on the last business day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below. Fair value, for this purpose, shall be determined as if the Corporation was being sold to an unaffiliated third party as an entry, with no discount applied to the shares by reason of illiquidity or minority position.

     In any such event the owner of the share or shares concerned therein (being, for the purposes of these provisions, all persons having any actual or inchoate property interest therein) shall give notice thereof in detail satisfactory to the Corporation. Within ten days after receipt of said owner's notice, the Corporation shall elect whether or not to exercise its said rights in respect to said shares and, if it elects to exercise them, shall give notice of its election.

     Failing agreement between the owner and the Corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period by the registered holder of said share or shares or his legal representatives, one within said period of five days by the Corporation, and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required, shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interested in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the Corporation. The reasonable fees and expenses of the arbitrators shall be paid by the Corporation.

     Within ten days after agreement upon said price or mailing of notice of determination of said price by the arbitrators as provided above (whichever shall last occur), the shares specified therein for purchase shall be transferred to the Corporation or to the purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the Corporation.

     If in any of the said events, notice therefor having been given as provided above, the Corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment, all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the Corporation elects not to exercise its rights or fails to exercise them or to give notice or to make payment, if consummated within thirty days after such election, failure or waiver by the Corporation, or within such longer period as the Corporation may authorize.

     If the owner's notice in respect of any of such shares of capital stock is not received by the Corporation as provided above, or if the owner fails to comply with these provisions in respect of any such shares in any other regard, the Corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, one or more, until these provisions are complied with to the satisfaction of the Corporation; and if the required owner's notice is not received by the Corporation after written demand by the Corporation, it may also or independently proceed as though a proper owner's notice had been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred, and/or deemed transferred, accordingly.

     In respect of these provisions, the Corporation may act by its Board of Directors, not including the vote of any director personally interested in the transfer. Any notice or demand under said provisions shall be deemed to have been sufficiently given if in writing, delivered by hand or addressed by mail postpaid, to the Corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the Corporation (or his legal representative) of the share or shares in question at the address stated in his notice or at his address appearing on the books of the Corporation. Nothing herein contained shall prevent the pledging of shares if there is neither a transfer of the legal title thereto nor a transfer on the books of the Corporation into the name of the pledgee. But no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfers on the books of the Corporation into the name of the pledgee) except upon compliance herewith, and any such pledge shall be subject to those conditions and restrictions.

     FIFTH: Indemnity: The Corporation shall, to the fullest extent authorized by the Delaware General Corporation Law, indemnify fully, or if not possible, partially, each of its directors and persons who serve at its request as directors at another organization, including partnerships, joint ventures, trusts, employee benefit plans, in which it owns shares or of which it is a creditor (hereinafter collectively "Director"), against expenses, including fees and expenses of counsel and experts selected by any such Director (hereinafter "Expenses"), and any liabilities, including amounts of judgments, ERISA excise taxes, fines, penalties and amounts paid or to be paid in settlement (hereinafter "Liabilities") imposed upon or reasonably incurred by such Director or on his behalf in connection with any threatened, pending or completed claim, action, suit or other proceeding, whether civil, criminal, administrative or investigative, whether derivative or a third-party action, whether formal or informal, including audits, the activities of, or service upon special committees of the board and other forms of alternate dispute resolution, such as arbitration proceedings (hereinafter collectively "Proceedings"), in which such Director may be involved or with which he may be threatened as a party, whether as plaintiff or defendant, or otherwise, including, but not limited to, subpoenaed testimony in investigative proceedings, while in office or thereafter, by reason of the fact that he is, or was, or has agreed to become, such Director or his acts or omissions as such Director, unless-with exception of court-ordered indemnification-such Director shall be unsuccessful in defending such Proceeding and finally adjudged in any legal proceeding not to have acted in good faith and in the reasonable belief that his action was in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall not cover Liabilities towards the corporation resulting either from claims by the corporation or derivative suits; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

     Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

     SIXTH: Meetings: Elections: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

     SEVENTH: Bylaws: The board of directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

     EIGHTH: Compromise or Arrangement: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of ' 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under ' 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     NINTH: Exculpation: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under ' 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit.

     TENTH: Reservation of Amendment Power: Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     ELEVENTH: Management: Except as otherwise required by law, by the Certificate of Incorporation or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its board of directors, which shall have and may exercise all the powers of the Corporation. The board of directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

     TWELFTH: Liquidation: Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stock, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may authorize the board of directors of the Corporation to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesai d) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

     THIRTEENTH: Purchase of Shares: The Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not (i) render the Corporation unable to pay its debts as they become due in the usual course of business or (ii) exceed the surplus of the Corporation, as defined in the General Corporation Law. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the Corporation, as defined in the General Corporation Law, are not less than the amount of money or other property paid or the indebtedness issued therefor: (i) to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the General Corporation Law; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the General Corporation Law.

     FOURTEENTH:  Governance Provisions

     A. Staggered Board: The Board of Directors shall be divided into three classes, the membership of each class to be elected every third year. At the annual or special meeting of stockholders next succeeding the date of this Certificate, the directors so elected thereat (and their successors) shall constitute the first class from that date forward and each shall serve a three-year term; at the second such annual meeting, the directors elected thereat (and their successors) shall constitute the second class; and at the third such annual meeting, the directors elected thereat (and their successors) shall constitute the third class unless at such meeting the stockholders shall elect directors to each and all of the three classes, in which case the membership thereof shall be as voted by the stockholders at such meeting. Directors elected or appointed to a vacancy in a class shall serve the remaining unexpired term of the director replaced.

     B.  Supermajority Approval to Enact Fundamental Corporate Changes:
Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote shall be required to approve: (1) any sale, lease or exchange of all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises; (2) any action taken to dissolve the Corporation; (3) any merger or consolidation of the Corporation with any other corporation, joint-stock or other association, trust or enterprise; (4) any change in authorized capital; (5) the removal of a director other than for cause; or (6) the amendment, change, elimination or repeal of Article Fourteenth of this Certificate of Incorporation.

     C. Consent: The authorization of stockholders to act by consent as set forth in Del. G.C.L. ' 228 is expressly negated.

     FIFTEENTH:  Section 203 Opt Out

     The Corporation hereby elects not to be governed by ' 203 of the General Corporation Law of the State of Delaware as from time to time in effect or any successor provision thereto.

     SIXTEENTH:  The name and address of the Incorporator is:


                 Delaware Corporations,LLC
                 800 Delaware Avenue
                 Wilmington,Delaware, 19801

The name and mailing address of each person who is to serve as a director of the Corporation is as follows, each to serve and hold office until the earliest of (a) the first annual meeting of stockholders, (b) his or her successor is elected and qualified, or (c) his or her death, resignation or removal from office.

          Name                         Mailing Address

          Arnold E.Pitoniak            2011 Highway 17N,
                                       #2000J
                                       Mt. Pleasant,S.C. 29466

          Ken Walker                   3948 Forest Oaks Lane
                                       Mebane, NC, 27302

          John Walker                  Same

          Mark Thatcher                735 Broad Street, Suite 218
                                       Chattanooga, TN, 37402

     The above Amended and Restated Certificate of Incorporation, herein certified, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this ___ day of _________________________, 2002.

                                   INCORPORATOR:

                                   ____________________________
                                   Delaware Corporations,LLC

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested to by its Secretary this _20th day ofAugust, 2002.


HISPANAMERICA CORP.

_______________________________
Arnold E. Pitoniak , CEO and President


ATTEST:

_______________________________
John Walker,Secretary